UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 15, 2008

Auburn Bancorp, Inc.

(Exact name of registrant as specified in its charter)

United States		26-2139168
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

256 Court Street, P.O. Box 3157, Auburn, Maine	04212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(207) 782-0400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On August 15, 2008, Auburn Savings Bank, FSB (the “Bank”) completed its mutual holding company reorganization and Auburn Bancorp, Inc. (the “Company”) completed its initial public offering.  In connection with the reorganization and public offering, the Bank formed Auburn Bancorp, MHC (the “MHC”), as a federally chartered mutual holding company, the Company issued 276,806 shares of unregistered common stock to the MHC, representing 55.0% of the Company’s outstanding stock, and the Company received from the MHC 1,000 shares of the Bank’s common stock, representing 100% of the Bank’s outstanding common stock. The shares held by the MHC were issued pursuant to the exemption from registration set forth under Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2008, the Bank entered into an Employment Agreement with Allen T. Sterling, pursuant to which Mr. Sterling will serve as the President and Chief Executive Officer of the Bank.  The material terms of the employment agreement are included in the section entitled "Management – Proposed Employment Agreement" contained in the Company’s Registration Statement on Form S-1, as amended, initially filed on March 14, 2008 and declared effective on May 13, 2008 (File Number 333-149723), which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUBURN BANCORP, INC.
(Registrant)

Date: August 19, 2008	By:	/s/ Allen T. Sterling
Name: Allen T. Sterling
Title: President and Chief Executive Officer